Pacific Asia Petroleum, Inc. Announces Shareholder approval of acquisition of oyo oil field interest

Transaction is expected to close on or around April 7, 2010

Hartsdale, New York, April 5, 2010:  Pacific Asia Petroleum, Inc. (NYSE Amex: PAP), a U.S.-based energy company engaged in the development, production and distribution of oil and gas, today announced that the Company’s shareholders voted to approve the acquisition of all of the interest of CAMAC Energy Holdings Limited and certain of its affiliates (“CAMAC”) in the Oyo Oilfield.

The proposals were described in the Company’s definitive proxy statement filed on March 19, 2010.

The result of the vote was tabulated and announced at the Company’s special meeting today at the Westchester Marriot in Tarrytown, New York, where more than 99% of the shares voted at the meeting approved all of the recommendations made with respect to this acquisition, including the issuance of shares to CAMAC which will constitute 62.74% of the outstanding shares of the Company, and the change of the Company’s name to “CAMAC Energy Inc.”

The Company anticipates completing and closing the transaction with CAMAC on or about April 7, 2010.

Company President and CEO, Frank Ingriselli, commented about the shareholders’ approval of the acquisition: “Today’s announcement is not only a statement of overwhelming approval from our shareholders for the transaction, but also a manifestation of their confidence in the Company’s future.  We are very excited to close this acquisition around April 7 so that the value we anticipate to be generated for our shareholders from this acquisition and our continuing operations on our China assets can grow shareholder value.”

Located in deep water offshore of Nigeria, the Oyo Oilfield commenced production in December 2009.  CAMAC currently owns 60% of the interest in the Oyo Oilfield, with the other 40% owned by the field’s operator, Nigerian Agip Exploration Ltd., a subsidiary of Italy’s ENI SpA.  Upon the closing of the transaction, Pacific Asia Petroleum will acquire all of CAMAC’s interest in the Oyo Oilfield.

For more information on the transaction with CAMAC and the Oyo Oilfield, please visit www.papetroleum.com.  All of the Company’s filings related to this acquisition are available at the SEC website at www.SEC.gov.

About Pacific Asia Petroleum, Inc.

Pacific Asia Petroleum, Inc. (NYSE Amex: PAP) is a U.S. publicly-traded energy company engaged in the development, production and distribution of oil and gas and is focused on early cash flow, high return projects.  The Company controls the rights to significant gas acreage under contract in China and is a strategic partner with several major energy companies in high-value oil fields in China.  The Company was founded in 2005 by a group of former senior Texaco executives and is led by President and CEO Frank C. Ingriselli.  Pacific Asia Petroleum is headquartered in Hartsdale, New York, and also has offices in Beijing, China.

About CAMAC International Corporation:

Founded in 1986 and headquartered in Houston, Texas, CAMAC International Corporation is a privately-held, global energy corporation with interests in the exploration and production of crude oil and natural gas in West Africa and South America energy properties, engineering and consulting services, and crude oil and refined products trading for markets in Africa, Europe, North America and South America. In 2008, CAMAC earned revenues of $2.43 billion.

Media Contact:

Pacific Asia Petroleum, Inc.
Bonnie Tang
bonnietang@papetroleum.com
 (914) 472-6070
www.papetroleum.com

Investor Relations Contact:

Liviakis Financial Communications, Inc
John Liviakis
(415) 389-4670
John@Liviakis.com
www.liviakis.com

Cautionary Statement Relevant To Forward-Looking Information

This press release may contain certain “forward-looking statements” relating to the business of Pacific Asia Petroleum, Inc. (the “Company”) and its subsidiaries.  All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. Words such as “anticipates,” “expects,” “plans,” “projects,” “believes,” “seeks,” “estimates,” and similar expressions are intended to identify such forward-looking statements. The statements are based upon management’s current expectations, estimates and projections, are not guarantees of future performance, and are subject to a variety of risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict, including those discussed in the Company's periodic reports that are filed with the SEC and available on its website (http://www.sec.gov). You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Pacific Asia Petroleum undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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